Exhibit 99.1

PRIMUS TELECOMMUNICATIONS ANNOUNCES BOARD APPROVAL OF

AUTHORIZED SHARE INCREASE AND PLANS TO HAVE ITS COMMON STOCK

TRADE ON THE OVER-THE-COUNTER MARKET

McLEAN, VA – (Business Wire) — July 27, 2006 — PRIMUS Telecommunications Group, Incorporated (Nasdaq:PRTL), an integrated communications service provider, today announced that its Board of Directors has approved an increase in the number of authorized shares of the Company’s Common Stock from 150,000,000 to 300,000,000. The increase had been approved previously by the Company’s stockholders at the 2006 annual meeting. At the annual meeting, the shareholders had also approved an alternative proposal for a reverse stock split. The shareholder approval of these two alternative proposals reserved to the Board of Directors the right, in its sole discretion, to implement either proposal as it determined was in the best interests of the Company and its stockholders. The Board concluded that, under the circumstances, a reverse stock split would not be in the best interests of the Company or its stockholders at this time and that the Company should implement the increase in authorized shares.

In this regard, the Company also reported that it received notice today from the Nasdaq Stock Market that the Listing Qualifications Panel had denied the Company’s Motion for Reconsideration of the Panel’s determination of the prior day to delist the Company’s common stock due to the Company’s failure to meet the $1 minimum bid price requirement, even though the Company meets all other Nasdaq continued listing requirements. As a result, the Company’s common stock will no longer be listed on Nasdaq as of the open of business on Friday, July 28, 2006.

The Company has been advised that a NASD member firm has filed the requisite Form 211 with the Over-the-Counter Bulletin Board (“OTCBB”) and that such application has been approved. Accordingly, PRIMUS’ Common Stock will trade as of the open of business on Friday, July 28, 2006 on the OTCBB under the symbol “PRTL”. The Company’s securities also continue to be traded on the NASD Pink Sheets under the symbol “PRTL”.

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PRIMUS Telecommunications Group, Incorporated (NASDAQ: PRTL) is an integrated communications services provider offering international and domestic voice, voice-over-Internet protocol (VOIP), Internet, wireless, data and hosting services to business and residential retail customers and other carriers located primarily in the United States, Canada, Australia, the United Kingdom and western Europe. PRIMUS provides services over its global network of owned and leased transmission facilities, including approximately 350 points-of-presence (POPs) throughout the world, ownership interests in undersea fiber optic cable systems, 16 carrier-grade international gateway and domestic switches, and a variety of operating relationships that allow it to deliver traffic worldwide. Founded in 1994, PRIMUS is based in McLean, Virginia.

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This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this release, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and similar expressions as they relate to PRIMUS Telecommunication Group, Incorporated or its management are intended to identify these forward-looking statements. All statements by the Company regarding the future trading of its securities and the Company’s expected financial position, revenues, liquidity, cash flow and other operating results, balance sheet improvement, business strategy, financing plans, forecasted trends related to the markets in which it operates, legal proceedings and similar matters are forward-looking statements. Actual events and the Company’s actual results could be materially different from its expectations because of various risks. The Company disclaims any responsibility to update these forward-looking statements.

Contact:

John DePodesta

Executive Vice President

PRIMUS Telecommunications Group, Incorporated

(703) 748-8050

IR@primustel.com